Exhibit 10.1

Candlewood Special Situations Master Fund, Ltd.

CWD OC 522 Master Fund, Ltd.

Flagler Master Fund SPC Ltd., acting for and on behalf of the Class A Segregated Portfolio

c/o Candlewood Investment Group, LP

555 Theodore Fremd, Suite C-303

Rye, NY 10580

December 1, 2015

ELECTRONIC MAIL

Net Element, Inc. 363 NE 163rd Street, Suite 705 North Miami Beach, FL 33160

Gentlemen:

This agreement (this "Amendment Agreement") hereby amends that certain letter agreement (the "Settlement Agreement"), dated as of August 4, 2015 by and among each of the undersigned and Net Element, Inc., a Delaware corporation, with offices located at 363 NE 163rd Street, Suite 705, North Miami Beach, FL 33160 (the "Company"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Settlement Agreement.

In consideration of the premises and the agreements in this Amendment Agreement and for other consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees, as follows:

1. Amendment to Settlement Agreement. Effective as of the date hereof, Sections 2 of the Settlement Agreement is being replaced by Section 4 below, additional mutual releases are being entered into as stated in Section 8 below, and two (2) new sections shall be added at the end of the Settlement Agreement, as follows:

"8. EXCHANGE OF WARRANTS.

Effective as of December 1, 2015, all the Warrants held by each of the undersigned issued pursuant to the Debt SPA shall be exchanged into the number of legend free, freely tradable without restriction shares (the "Common Shares") of Common Stock set forth opposite such undersigned's name in the table below. The Company will use its best efforts to credit to the undersigned's balance account with The Depository Trust Company through its Deposit / Withdrawal at Custodian system (with such DWAC Instructions as specified in writing by the undersigned to the Company prior to the Settlement Date), the number of Common Shares set forth opposite such undersigned's name in the table below, on or before December 4, 2015, but in no event later than 9:00 a.m. (New York City time) on December 8, 2015 (the "Settlement Date"). Effective upon receipt of such Common Shares, the Warrants held by the Holder will be deemed cancelled, all of the Company's obligations under the Warrants held by the undersigned will be deemed satisfied and all rights of the undersigned thereunder will terminate.

Undersigned	Number of Warrants	Number of Common Shares
Candlewood Special Situations Master Fund, Ltd.	772,167	712,500
CWD OC 522 Master Fund, Ltd.	487,685	450,000
Flagler Master Fund SPC Ltd., acting for and on behalf of the Class A Segregated Portfolio c/o Candlewood Investment Group, LP	94,828	87,500

For the purposes of Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), the Company acknowledges and agrees that (i) the holding period the Common Shares may be tacked onto the holding period of the Warrants and the Company agrees not to take a position contrary thereto, and (ii) the Common Shares shall be issued without any restrictive legends and shall be freely tradable on The NASDAQ Capital Market without restriction. The Company further represents and warrants that (i) the issuance of the Common Shares is duly authorized and, upon issuance in accordance with the terms hereof, the Common Shares shall be validly issued and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof and the Common Shares shall be fully paid and nonassessable with the holder thereof being entitled to all rights accorded to a holder of Common Stock and (ii) the offer and issuance by the Company of the Common Shares in conformity with this Amendment Agreement constitute transactions exempt from registration under the Securities Act pursuant to Section 3(a)(9) of the Securities Act.

9. SETTLEMENT OF LEGAL FEES.

Candlewood Special Situations Master Fund, Ltd. for itself and on behalf of its affiliates waives and forever forgives any legal fees owed to it or any of its affiliates by the Company, including but not limited to the legal fees contemplated by Section 4(g) of the Debt SPA."

2. MFN. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any amendment, settlement or waiver (other than the reimbursement of legal fees) (each a "Settlement Document") relating to the Warrants and/or the outstanding number of Preferred Shares, is or will be more favorable to such Person than those of the undersigned and this Amendment Agreement shall be, without any further action by the undersigned or the Company, deemed amended and modified in an economically and legally equivalent manner such that the undersigned shall receive the benefit of the more favorable terms contained in such Settlement Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to this Amendment Agreement) as may be required to further effectuate the foregoing. For purposes of this Amendment Agreement, "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

3. Trading Restriction. Each of the undersigned, together with any of its affiliates, agree that it shall not sell shares of Common Stock during any trading day in an amount exceeding in the aggregate 10% (ten percent) of the composite aggregate share trading volume of the Common Stock, measured at the time of each sale of Common Stock during such trading day as reported on Bloomberg L.P.

4. Outstanding Preferred Shares. It is agreed that as of the date hereof the following Preferred Shares remain outstanding, which are convertible into the number of legend free, freely tradable without restriction shares of Common Stock (the "Conversion Shares") set forth in the third column of the table below:

Undersigned	Number of Preferred Shares	Number of Conversion Shares
Candlewood Special Situations Master Fund, Ltd.	103	2,058,837
CWD OC 522 Master Fund, Ltd.	46	919,481
Flagler Master Fund SPC Ltd., acting for and on behalf of the Class A Segregated Portfolio c/o Candlewood Investment Group, LP	13	259,854

5. Conversion of Preferred Shares. Each of the undersigned shall deliver a conversion notice to the Company and its transfer agent to convert all of the remaining Preferred Shares set forth in Section 4 above by no later than 6:00 p.m. New York city time on the date hereof. On or prior to December 2, 2015, the Company shall credit to the undersigned's balance account with The Depository Trust Company through its Deposit / Withdrawal at Custodian system (with such DWAC Instructions as specified in writing by the undersigned to the Company prior to the applicable Share Delivery Date), the number of Conversion Shares set forth opposite such undersigned's name in the table above.

6. Ratification. Except as otherwise expressly provided herein, the Settlement Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

7. Public Disclosure. The Company shall on December 2, 2015 on or prior to 8:30 a.m. (New York City time), file with the Securities and Exchange Commission a Current Report on Form 8-K disclosing the material terms of the transactions contemplated by this Amendment Agreement and the transactions contemplated herein and attaching this Amendment Agreement as exhibits to such filing (including all attachments, the "8-K Filing"). From and after the filing of the 8-K Filing, none of the undersigned shall be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and any of the undersigned or any of their respective affiliates on the other hand, shall terminate and shall be of no further force or effect. The Company shall allow the undersigned to review and comment upon the 8-K Filing and shall not file an 8-K Filing in a form to which any of the undersigned reasonably objects. Without the prior written consent of all of the undersigned, the Company shall not disclose the name of any of the undersigned in the 8-K Filing (except in the exhibits attached to the 8-K Fling) or in any other filing, announcement, release or otherwise. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, agents employees and affiliates, not to, provide any of the undersigned with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the 8-K Filing without the express prior written consent of all of the undersigned. To the extent the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates delivers any material, non-public information to any of the undersigned without the prior written consent of each undersigned, the Company hereby covenants and agrees that none of the undersigned shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or affiliates not to trade on the basis of, such material, non-public information. The Company understands and confirms that each of the undersigned will rely on the foregoing representations in effecting transactions in securities of the Company.

8. Releases. (i) In consideration of the benefits provided to the Company under the terms and provisions hereof, as of the date all obligations of the undersigned pursuant to this Amendment Agreement are satisfied in full, the Company hereby agrees as follows ("Company General Release"):

(a) Each of the Company and each of its subsidiaries, for itself and on behalf of all of its respective successors, assigns, predecessors in interest, past and present officers, directors, attorneys, affiliates, consultants, employees and agents (collectively, the "Company Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive, acquit and forever discharge each of the Investors, all of their respective successors, assigns, predecessors in interest, and all of their respective past and present officers, directors, members, partners, attorneys, affiliates, consultants, employees and agents (collectively, the "Company Released Parties"), of and from any and all claims, cause of action, allegations, formal or informal demands, suits, actions, informational requests or formal or informal proceedings, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, contingent or fixed, direct or indirect, suspected or unsuspected, liquidated or unliquidated, of whatever nature or description, and whether in law or equity, under contract, tort, statute or otherwise, each as though fully set forth herein at length (each, a "Company Released Claim" and collectively, the "Company Released Claims"), that the Company now has or may acquire as of the date of this Amendment Agreement (hereafter, the "Release Date") by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, prior to and through the Release Date, including, without limitation, those Company Released Claims in any way arising out of, connected with or related to any and all of the transactions contemplated by (1) the Prior Agreements, including without limitation (I) the Preferred SPA, (II) the Debt SPA and (III) the RRA; (3) any securities of the Company, including without limitation, the Preferred Shares, the Notes, the Warrants and/or shares of Common Stock whether or not issued pursuant to the aforementioned securities; (4) any transactions effected in the securities of the Company, including without limitation, the Preferred Shares, the Notes, the Warrants and/or shares of Common Stock whether or not issued pursuant to the aforementioned securities; and/ or (5) the transactions contemplated hereby.

(b) Each person signing below on behalf of the Company acknowledges that he or she has read each of the provisions of this Company General Release. Each such person fully understands that this Company General Release has important legal consequences and each such person realizes that they are releasing any and all Company Released Claims that the Company may have as of the Release Date. The Company hereby acknowledges that it has had an opportunity to obtain a lawyer's advice concerning the legal consequences of each of the provisions of this Company General Release.

(c) The Company hereby specifically acknowledges and agrees that: (i) none of the provisions of this Company General Release shall be construed as or constitute an admission of any liability on the part of any of the Company Released Parties; (ii) the provisions of this Company General Release shall constitute an absolute bar to any Company Released Claim of any kind, whether any such Company Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert a Company Released Claim barred by the provisions of this Company General Release shall subject the Company to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

(d) The Company represents and warrants that, as of the Release Date, it has no knowledge of any claim by any Company Releasor against any Company Released Party or of any facts or acts or omissions of any Company Released Party which on the date hereof would be the basis of a claim by any Company Releasor against any Company Released Party which would not be released hereby.

(ii) In consideration of the benefits provided to the Investors under the terms and provisions hereof, as of the date all obligations of the Company pursuant to this Amendment Agreement are satisfied in full, each of the Investors hereby agrees as follows ("Investors' General Release"):

(a) Each Investor and each of its subsidiaries, for itself and on behalf of all of its respective successors, assigns, predecessors in interest, past and present officers, directors, attorneys, affiliates, consultants, employees and agents (collectively, the "Investor Releasors") does hereby fully, finally, unconditionally and irrevocably release, waive, acquit and forever discharge the Company, all of their respective successors, assigns, predecessors in interest, and all of their respective past and present officers, directors, members, partners, attorneys, affiliates, consultants, employees and agents (collectively, the "Investor Released Parties"), of and from any and all claims, cause of action, allegations, formal or informal demands, suits, actions, informational requests or formal or informal proceedings, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or of any relationship, acts, omissions, misfeasance, malfeasance, defenses, offsets, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses, of every type, kind, nature, description or character, whether known or unknown, contingent or fixed, direct or indirect, suspected or unsuspected, liquidated or unliquidated, of whatever nature or description, and whether in law or equity, under contract, tort, statute or otherwise, each as though fully set forth herein at length (each, a "Investor Released Claim" and collectively, the "Investor Released Claims"), that such Investor now has or may acquire as of the Release Date by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, prior to and through the Release Date, including, without limitation, those Investor Released Claims in any way arising out of, connected with or related to any and all of the transactions contemplated by (1) the Prior Agreements, including without limitation (I) the Preferred SPA, (II) the Debt SPA and (III) the RRA; (3) any securities of the Company, including without limitation, the Preferred Shares, the Notes, the Warrants and/or shares of Common Stock whether or not issued pursuant to the aforementioned securities; (4) any transactions effected in the securities of the Company, including without limitation, the Preferred Shares, the Notes, the Warrants and/or shares of Common Stock whether or not issued pursuant to the aforementioned securities; and/ or (5) the transactions contemplated hereby.

(b) Each person signing below on behalf of each Investor acknowledges that he or she has read each of the provisions of this Investors' General Release. Each such person fully understands that this Investors' General Release has important legal consequences and each such person realizes that they are releasing any and all Investor Released Claims that such Investor may have as of the Release Date. Each Investor hereby acknowledges that it has had an opportunity to obtain a lawyer's advice concerning the legal consequences of each of the provisions of this Investors' General Release.

(c) Each Investor hereby specifically acknowledges and agrees that: (i) none of the provisions of this Investors' General Release shall be construed as or constitute an admission of any liability on the part of any of the Investor Released Parties; (ii) the provisions of this Investors' General Release shall constitute an absolute bar to any Investor Released Claim of any kind, whether any such Investor Released Claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable; and (iii) any attempt to assert an Investor Released Claim barred by the provisions of this Investors' General Release shall subject such Investor to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

(d) Each Investor represents and warrants that, as of the Release Date, it has no knowledge of any claim by any Investor Releasor against any Company Released Party or of any facts or acts or omissions of any Company Released Party which on the date hereof would be the basis of a claim by any Investor Releasor against any Company Released Party which would not be released hereby.

9. Miscellaneous. (i) Subject to the exception set forth herein, the Company and each of the undersigned (collectively, the "Parties") agree that they will forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action or other proceeding, in law, equity or otherwise, against any of the other Parties in any way arising from or relating to acts or events occurring on or before the date hereof. The Parties agree that any action or proceeding brought for breach of or to interpret or enforce the terms of this Amendment Agreement is excepted from this covenants not to sue.

(ii) The Parties agree that monetary damages alone are inadequate to compensate the other Parties for injury caused or threatened by a breach of this covenant not to sue and that preliminary and permanent injunctive relief restraining and prohibiting the prosecution of any action or proceeding brought or instituted in violation of this covenant not to sue is a necessary and appropriate remedy in the event of such a breach. Notwithstanding the foregoing, the Parties are in no way prohibited from obtaining, in addition to injunctive relief, an award of monetary damages against any person or entity breaching this covenant not to sue.

(iii) The Parties agree that the releases set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, claim, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such releases. The Parties agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered relating to the subject matter discussed above, shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

(iv) This Amendment Agreement shall be considered to have been negotiated, executed and delivered, and to be wholly performed in the State of New York, and the rights and obligations of the Parties to the Amendment Agreement shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of New York without giving effect to that State's choice of law principles.

(v) This Amendment Agreement contains the entire agreement among the Parties and shall not be modified in any way except in writing executed by the party to be bound thereby. All prior agreements other than the Settlement Agreement and this Amendment Agreement are deemed null and void and the Parties shall have no further obligations under those prior agreements upon the Company's satisfaction of its share delivery obligations pursuant to Sections 1 and 4 of this Amendment Agreement and the Company's issuance of the Form 8-K pursuant to Section 7 of this Amendment Agreement.

(vi) This Amendment Agreement binds and inures to the benefit of the Parties and their respective past and present agents, employees, attorneys, representatives, officers, directors, shareholders, successors, assigns, transferees, insurers and sureties, and all of their subsidiaries, parents, predecessors, successors and affiliated companies.

(vii) If any provision or provisions contained in this Amendment Agreement shall contravene or be invalid under any applicable law, such contravention or invalidity shall not invalidate the whole Amendment Agreement, but the Amendment Agreement shall be construed as not containing the particular provision or provisions held to be invalid, and the rights and obligations of the Parties shall be construed and enforced accordingly.

(viii) This Amendment Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned, all counterparts when taken together shall constitute the entire Amendment Agreement.

(ix) The terms and provisions of this Amendment Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of the parties.

(x) This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof).

(xi) The courts of the State of New York shall have exclusive jurisdiction to resolve any and all disputes that may arise under this Amendment Agreement.

(xii) Any amendments or modifications hereto must be executed in writing by all parties.

(xiii) Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment Agreement.

(Signature Pages Follow)

Very truly yours,

CANDLEWOOD SPECIAL SITUATIONS MASTER FUND, LTD.
By: Candlewood Investment Group LP, its Investment Manager

		By:	/s/ Jonathan Weiss
Name: Jonathan Weiss
Title:

CWD OC 522 Master Fund, Ltd.
By: Candlewood Investment Group LP, its Investment Manager

		By:	/s/ Jonathan Weiss
Name: Jonathan Weiss
Title:

Flagler Master Fund SPC Ltd., acting for and on behalf of the Class A Segregated Portfolio
By: Candlewood Investment Group LP, its Investment Manager

		By:	/s/ Jonathan Weiss
Name: Jonathan Weiss
Title:

Acknowledged and Agreed as of this 1st day of December, 2015

Net Element, Inc.

By:	/s/ Oleg Firer
Name: Oleg Firer
Title: Chief Executive Officer

[Signature Page to Amendment Agreement]